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                                                                  EXHIBIT 99.2

                 Contents of Omitted Exhibits and Schedules to
          Diversified Diemakers, Inc. Stock Purchase and Sale Agreement

          (a copy of any of the omitted Schedules and Exhibits will be furnished to the Commission upon request)

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
Schedule 4.05(m)           Debt to be Repaid
Schedule 5.04              Company Consents
Schedule 5.05              Capitalization
Schedule 5.05(b)           Options
Schedule 5.07              Financial Statements
Schedule 5.08              Certain Tax Matters
Schedule 5.09              Litigation
Schedule 5.10              Permits
Schedule 5.11              Certain Regulatory Matters
Schedule 5.12              Absence of Certain Changes or Events
Schedule 5.13              Certain Assets
Schedule 5.14              Real Property and Leaseholds
Schedule 5.15              Equipment, Fixtures and Inventory
Schedule 5.16              Material Contracts
Schedule 5.17              Proprietary Rights
Schedule 5.18              Customers and Suppliers
Schedule 5.19              Insurance
Schedule 5.21              Environmental Matters
Schedule 5.22              Employees
Schedule 5.23              Affiliate Transactions
Schedule 5.24              Company Names; Chief Executive Office
Schedule 5.26              Year 2000 Compliance
Schedule 6.04              Seller Consents
Schedule 6.09              Transactions with the Company
Schedule 7.04              Purchaser Consents
Schedule 8.01              Conduct of Business

Exhibit 4.05(c)            Form of Certificate of an Officer of the Purchaser
Exhibit 4.05(g)            Form of Certificate of Secretary of the Purchaser
Exhibit 4.06(c)            Form of Certificate of Officer of the Company and the Sellers
Exhibit 4.06(h)            Form of Certificate of Secretary of the Company and certain Sellers
Exhibit 4.06(i)            Form of Opinion of Counsel for the Company and the Sellers
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